EXHIBIT 10.3

TERMINATION AGREEMENT

This Termination Agreement (the “Agreement”) is made and entered into as of June 3, 2013 (the “Effective Date”), by and between Michel Lussier (“Employee”), Volcano Corporation, a Delaware corporation (“Volcano”), and Volcano Europe NV, a Belgian company and subsidiary of Volcano (“Volcano Europe” and together with Volcano, the “Company”).

Recitals

Whereas, Volcano Europe and Employee are parties to that certain Managing Director Agreement, dated March 20, 2006, and that certain Addendum to Managing Director Agreement, dated February 4, 2011 (together, the “Europe Agreement”);

Whereas, Volcano and Employee are parties to that certain Employment Agreement, dated February 4, 2011 (the “U.S. Agreement” and together with the Europe Agreement, the “Employment Agreements”);

Whereas, the Company and Employee now desire to terminate the Employment Agreements in order to enter into a new employment agreement in connection with Employee's relocation to San Diego, California, as more fully set forth below; and

Whereas, concurrently herewith, Volcano and Employee are entering into that certain letter agreement regarding transition of employment (the “Transition Agreement”) pursuant to which Employee is transitioning to the position of President, Clinical and Scientific Affairs and relocating to Volcano's San Diego, California office, and that certain relocation letter agreement (the “Relocation Agreement”) pursuant to which Volcano will reimburse certain of Employee's relocation expenses incurred in connection with such transition and relocation.

Now, Therefore, in consideration of the foregoing premises and for other good and valid consideration, including Employee's transition to the position of President, Clinical and Scientific Affairs and relocation to San Diego, California pursuant to the terms of the Transition Agreement and the Relocation Agreement and the other benefits provided to Employee under the Transition Agreement and the Relocation Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.Termination of Employment Agreements. The Company and Employee hereby acknowledge and agree that as of the Effective Date, the Employment Agreements shall terminate in their entirety and be of no further force and effect. Employee hereby waives any rights that Employee may have to receive benefits or payments of any kind under the Employment Agreements from and after the Effective Date.

2.Release and ADEA Waiver.

2.1 Release. Employee hereby generally and completely releases the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates and assigns from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity or otherwise, both known and unknown, that arise out of or are in any way related to the Employment Agreements and Employee's employment by the Company thereunder, including, but not limited to: (a) all claims related to Employee's compensation or

EXHIBIT 10.3

benefits from the Company under the Employment Agreements, including salary, wages, bonuses, commissions, vacation pay, meal and rest periods, expense reimbursements, severance pay, indemnity payments, fringe benefits, stock, stock options or any other ownership interests in the Company; (b) all claims for breach of contract under the Employment Agreements; (c) all tort claims relating to Employee's employment under the Employment Agreements; and (d) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the California Fair Employment and Housing Act (as amended), and the California Labor Code, with respect to Employee's employment under the Employment Agreements.

2.2 ADEA Waiver. Employee acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA (“ADEA Waiver”). Employee also acknowledges that the consideration given for the ADEA Waiver is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing, as required by the ADEA, that: (a) his ADEA Waiver does not apply to any rights or claims that arise after the date he signs this Agreement; (b) he should consult with an attorney prior to signing this Agreement; (c) he has 21 days to consider this Agreement (although he may choose to voluntarily sign it sooner); (d) he has 7 days following the date he signs this Agreement to revoke the ADEA Waiver (in a written revocation sent to the Company); and (e) the ADEA Waiver shall not be effective until the date upon which the revocation period has expired, which will be the eighth day after the date Employee signs this Agreement, provided that Employee has not previously revoked the ADEA Waiver in accordance with clause (d). Nevertheless, Employee's general release of claims, except for the ADEA Waiver, shall be deemed effective as of the date he signs this Agreement, and is not revocable.

3.Section 1542 Waiver. In giving the release herein, which includes claims which may be unknown to the parties at present, Employee acknowledges that he has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Employee hereby expressly waives and relinquishes all rights and benefits under this section and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

4.	Miscellaneous.

4.1 Entire Agreement; Binding Effect. This Agreement is both a final expression of the parties' agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications between the parties, whether oral, written or otherwise, concerning any and all matters contained herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

4.2 Amendment; Waiver. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and against whom enforcement of such amendment, waiver, discharge or termination is sought.

EXHIBIT 10.3

4.3 Construction. This Agreement shall be governed and construed under the laws of the State of California in all respects as such laws are applied to agreements entered into and performed entirely within such State, without giving effect to conflict of law principles thereof.

4.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

4.5 Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

[Signature Page Follows]

EXHIBIT 10.3

In Witness Whereof, the parties hereto have executed this Termination Agreement as of the Effective Date.

COMPANY:
VOLCANO CORPORATION
By: /s/ John Dahldorf
Name: John Dahldorf
Title: Chief Financial Officer

VOLCANO EUROPE NV
By: /s/ John Dahldorf
Name: John Dahldorf
Title: Chief Financial Officer

EMPLOYEE:
By: /s/ Michel Lussier
Name: Michel Lussier